EX-23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on our audit of the annual financial statements at December 31, 2001 of KleenAir Systems, Inc. dated April 2, 2001, as updated on August 15, 2001 which was included in the filing with the Securities and Exchange Commission of the Amended FORM 10-KSB Annual Report of KleenAir Systems, Inc. for the year ended December 31, 2000


            ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We acknowledge the incorporation by reference in this Registration Statement On Form S-8 of our report dated May 11, 2001, as revised on August 15, 2001, on our review of the amended interim quarterly financial statements of KleenAir Systems, Inc. as of and for the quarter ended March 31, 2001, as this report was included in the filing with the Securities and Exchange Commission on FORM 10-QSB for the quarter ended March 31, 2001.

We also acknowledge the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 9, 2001, on our review of the interim quarterly financial statements of KleenAir Systems, Inc. as of and for the quarter and six months ended June 30, 2001, as this report was included in the filing with the Securities and Exchange Commission on FORM 10-QSB for the quarter ended June 30, 2001.




 /s/ Robert Early & Co.
Robert Early & Company, P.C.

Abilene, TX
October 31, 2001